UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011
Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (011) 44-20-3124-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2011, Willis Re Inc. (“Willis Re”), a wholly owned subsidiary of Willis Group Holdings Public Limited Company (the “Company”), and Peter C. Hearn entered into the First Amendment to Employment Agreement, effective as of January 1, 2011 (the “Amendment”). The Amendment amends the Employment Agreement between Willis Re and Mr. Hearn, effective as of January 24, 1994 (the “Employment Agreement”). Pursuant to the Amendment, Mr. Hearn was appointed Chairman of Willis Re. The initial term of the agreement lasts until January 1, 2014 (the “Initial Term”) and after the expiration of the Initial Term, Willis Re will extend such term for two consecutive one-year terms (the “Extended Terms”), absent a showing of Good Cause (as defined in the Amendment) or upon Mr. Hearn’s death or disability. Mr. Hearn’s base salary has been increased to $750,000, which may not be decreased during either the Initial Term or the Extended Terms (if applicable).
     Mr. Hearn will continue to participate in the Company’s Annual Incentive Plan (“AIP”) (the terms of which may be modified by the Company from time to time). Annual incentive compensation awards made under the AIP during the Initial Term or the Extended Terms (if applicable) will be equal to $1,750,000, less applicable withholdings, and will be made in the form of cash, unless Mr. Hearn requests within a reasonable amount of time that such payments be made in the form of equity (including restricted stock units or other available instruments). Any cash payments or equity grants may, in Willis Re’s discretion, contain vesting schedules and repayment obligations. After the Extended Terms (if applicable), base salary and annual incentive awards made under the AIP will be within Willis Re’s discretion. The Amendment provides that either Mr. Hearn or Willis Re may terminate Mr. Hearn’s employment at any time by giving 30 days’ prior written notice. In the event Mr. Hearn’s employment is terminated by Willis Re without Good Cause or by Mr. Hearn with Good Reason (as defined in the Amendment), Mr. Hearn will be entitled to receive his base salary and AIP awards for the remaining parts of the term and his termination will be redundant under AIP awards. The Amendment also contains loyalty, non-competition, non-solicitation and confidentiality provisions.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement is filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description
10.1	First Amendment to Employment Agreement, effective as of January 1, 2011, between Willis Re Inc. and Peter Hearn.
10.2
Employment Agreement, effective as of January 24, 1994, by and between Willis Re Inc., formerly known as Willis Faber North America, Inc., and Peter Hearn (incorporated by reference from Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
Date: June 10, 2011	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
Group General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	First Amendment to Employment Agreement, effective as of January 1, 2011, between Willis Re Inc. and Peter Hearn.
10.2
Employment Agreement, effective as of January 24, 1994, by and between Willis Re Inc., formerly known as Willis Faber North America, Inc., and Peter Hearn (incorporated by reference from Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007).